UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GDC Technology Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Unit 1-7, 20/F, Kodak House II

39 Healthy Street East, North Point

Hong Kong

+852.2523.6851

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing 15 ordinary shares	The NASDAQ Stock Market LLC
Ordinary shares, par value US$0.0001 per share	The NASDAQ Stock Market LLC *

*       Application to be made for listing, not for trading, but only in connection with the registration of the American depositary shares pursuant to the requirements of the Securities and Exchange Commition.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-188771

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.              Description of Registrant’s Securities to Be Registered.

The description of the securities to be registered will be contained in a prospectus, constituting part of the registrant’s registration statement on Form F-1 (File No. 333-188771) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with The NASDAQ Stock Market LLC.

Item 2.              Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GDC TECHNOLOGY LIMITED

By:	/s/ Dr. Man-Nang Chong
Name:	Dr. Man-Nang Chong
Title:	Chairman of the Board of Directors and Chief Executive Officer

Dated:  May 31, 2013